EXHIBIT 32.2

CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Gary D. Wrench, the Chief Financial Officer of OpticNet, Inc. (the “Company”) hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 28, 2003, to which this Certification is attached as Exhibit 32.2 (the “Quarterly Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Quarterly Report and results of operations of the Company for the period covered by the Quarterly Report.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to OpticNet, Inc. and will be retained by OpticNet, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: August 8, 2003

/s/ Gary D. Wrench Gary D. Wrench Chief Financial Officer